                                                                    EXHIBIT 23.4


               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


       We hereby consent to the incorporation by reference in this registration statement of Apache Corporation on Form S-3 to our Firm's report on proved oil and gas reserve quantities of Aquila Energy Resources Corporation, as of December 31, 1994, and to all references to our Firm's name and report included or incorporated by reference in this registration statement of Apache Corporation on Form S-3.



                                       NETHERLAND, SEWELL & ASSOCIATES, INC.
                                       By: /s/ Danny D. Simmons
                                           -------------------------------
                                       Danny D. Simmons
                                       Senior Vice President





Houston, Texas
September 14, 1995